EXHIBIT 10.41

AMERICAN EXPRESS COMPANY

2016 INCENTIVE COMPENSATION PLAN

[            ] NONQUALIFIED STOCK OPTION AWARD AGREEMENT (BAND 99)

This [            ] Nonqualified Stock Option Award Agreement (Band 99) sets forth the terms and conditions of the Nonqualified Stock Options granted by American Express Company pursuant to the Company’s 2016 Incentive Compensation Plan to select employees in Band 99 during [            ]. Capitalized terms used herein have the meanings given such terms herein or by Appendix A.

Additional specific terms of a Participant’s Option under this Agreement are set forth in the Participant’s Award Communication, which shall include the Date of Grant, the Number of Shares, the Vesting Date and any additional terms applicable to such Option.

For Options granted in special situations (such as grants to newly hired or promoted Participants), the vesting and/or performance requirement, if any, and references to the Date of Grant or the Vesting Date applicable to the Participant’s Option may vary from the terms set forth in this Agreement, as specified in the Participant’s Award Communication, which terms shall apply instead of the terms set forth in this Agreement. If a Participant’s Award Communication provides for vesting of the Number of Shares in installments, references to the Vesting Date shall refer to the date an installment vests and references to Earned Shares shall refer to the portion of the Number of Shares that vest on a given Vesting Date, as applicable, and each installment will be treated separately under this Agreement as necessary to give effect to the intent thereof.

Section 1. Vesting.

(a) Vesting Date.    Subject to Section 1(b), Section 1(c) and the other terms of this Agreement, a Participant’s Option shall vest and become exercisable for the Number of Shares on the Vesting Date.

(b) Continued Employment Requirement.    Except as otherwise provided by Section 3, Section 4 or Section 5, the vesting of a Participant’s Option is subject to and conditioned upon the Participant’s continued Employment at all times during the period beginning with the Date of Grant and ending on the Vesting Date.

(c) Performance Requirement.    Except as otherwise provided by Section 3, Section 5 or the Participant’s Award Communication, the vesting of a Participant’s Option is subject to and conditioned upon the Company achieving [        ] over the period beginning [                    ] and ending on [                    ].

(d) Forfeiture and Cancellation.    If a Participant’s Option does not vest pursuant to Section 1(a), Section 3, Section 4 or Section 5, the Option shall be forfeited and cancelled by the Company.

Section 2. Exercise.

(a) Exercise of Option.    At any time or times after a Participant’s Option has vested and become exercisable, and before the earlier of the Expiration Date and the forfeiture or termination of the Option, the Participant may exercise the Option as to any number of shares, which, when added to the number of shares as to which the Participant has theretofore exercised the Option, if any, will not exceed the Number of Shares, so long as all of the following conditions are satisfied:

(i) Employment on Exercise Date.    Except as otherwise provided by Section 3, Section 4 or Section 5 or a Participant’s Award Communication, a Participant must have remained in continuous Employment from the Date of Grant through the date of exercise of the Participant’s Option.

(ii) Payment of Exercise Price.    At the time of exercise of the Participant’s Option, a Participant must pay the Exercise Price for the shares being acquired pursuant to such exercise, by one of the following methods or any combination thereof: (A) paying in cash in United States dollars (which may be in the form of a check); (B) tendering shares owned by the Participant which have a Fair Market Value equal to the Exercise Price for the shares being acquired; or (C) if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the shares being acquired and any Tax-Related Items that have to be withheld in connection with any transaction related to the Option. Any fractional shares otherwise required to be withheld or surrendered will be rounded up to the next nearest whole share.

(iii) Responsibility for Taxes.    The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of any shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Company and/or the Employer, or their respective agents, at their discretion, may satisfy, or allow the Participant to satisfy, the withholding obligation with regard to all Tax-Related Items by any of the following:

(1)	if permitted by the Committee, surrendering shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date; or

(2)	if permitted by the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds.

The Company and/or the Employer have the right and option, but not the obligation, to treat the Participant’s failure to provide timely payment of any tax withholding with regard to all Tax-Related Items as the Participant’s election to satisfy all or a portion of the tax withholding pursuant to Section 2(a)(iii)(1) above.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If the maximum rate is used, any over-withheld amount may be refunded to the Participant in cash by the Company or Employer (with no entitlement to the share equivalent) or, if not refunded, the Participant may seek a refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding any shares deliverable to the Participant, for tax purposes, the Participant is deemed to have been issued the full number of shares subject to the exercised Option, notwithstanding that a number of the shares is held back solely for the purpose of paying the Tax-Related Items.

Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.

(iv) Documentation.    The Participant must provide the Company with any forms, documents or other information reasonably required by the Company.

(v) No Fractional Shares.    The Option may not be exercised for a fraction of a share.

(vi) Compliance with Laws.    As provided by Paragraph 18(e) of the Plan, legal counsel for the Company must be satisfied at the time of exercise that the issuance of shares upon exercise will be in compliance with the Securities Act and applicable United States federal, state, local and foreign laws, and the Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares to be issued hereunder or to effect similar compliance under any state or local laws.

(b) Issuance of Shares.

(i) Issuance.    Subject to Section 2(b)(ii) and Section 2(b)(iii), the Company shall issue to a Participant the shares from the exercise of the Participant’s Option as soon as administratively practicable following such exercise. If the Participant has elected pursuant to Section 2(a)(ii) or Section 2(a)(iii) to sell shares from the exercise of the Option to pay the Exercise Price or satisfy withholding obligations for Tax-Related Items associated with the Option, the number of shares from the exercise of the Option issued to the Participant shall be reduced by the number of shares used to pay the Exercise Price or required Tax-Related Items. Delivery of shares may be made by crediting the shares to an account for the benefit of the Participant or by such other permissible manner chosen by the Company, in its sole discretion.

(ii) Satisfaction of Tax-Related Items.    It shall be a condition to the Company’s obligation to issue shares upon the exercise of the Option that the Participant pay to the Company or the Employer, or their respective agents, upon their demand, in accordance with Paragraph 18(f) of the Plan, such amount as may be demanded for the purpose of satisfying any obligation to withhold any Tax-Related Items.

(iii) Compliance with Laws.    If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any United States federal, state, local or foreign law of any shares to be issued pursuant to the Option is necessary or desirable, issuance of such shares shall not be made in shares until such listing, registration or qualification shall have been completed.

(iv) No Shareholder Rights until Issuance.    As provided by Paragraph 18(c)(ii) of the Plan, until the shares from the exercise of the Option by a Participant have been issued to the Participant, the Participant shall have no rights as a shareholder of the Company with respect to such shares, and in particular, shall not be entitled to vote such shares or to receive any dividend or other distribution paid or made in respect of such shares.

(c) Option Exercise Outside United States.    Notwithstanding Section 2(a)(ii) and Section 2(a)(iii), the Secretary of the Company shall have the authority to exclude one or more methods for exercising the Option, paying the Exercise Price and satisfying any Tax-Related Items associated with the Option in countries outside the United States.

Section 3. Death or Disability.

(a) Vesting.    Notwithstanding anything in this Agreement to the contrary, if a Participant ceases Employment before the Vesting Date by reason of the Participant’s death or Disability while holding the Option, and the Option has not expired and has not vested, the Participant’s Option shall immediately vest and become exercisable for the Number of Shares on the date of the Participant’s death or Disability, and shall no longer be subject to the vesting conditions set forth in Section 1(b) or Section 1(c), and the Option may be exercised as to any or all of the Number of Shares, as described by Section 3(b).

(b) Exercise.    If at the time of a Participant’s death or Disability, the Participant’s Option has not been fully exercised for the entire Number of Shares, the Participant (or in the case of the Participant’s death, the Participant’s beneficiary or any person who acquires the right to exercise the Option by bequest or inheritance or by reason of the Participant’s death) may, at any time within five years after the date of the Participant’s death or Disability, but in no event on or after the Expiration Date, exercise the Option as to any number of shares, which, when added to the number of shares as to which the Option has theretofore been exercised, if any, will not exceed the Number of Shares. The requirements of Section 2 (other than Section 2(a)(i)) must be satisfied at the time of such exercise.

Section 4. Retirement.

(a) Vesting.

(i) Participants Outside European Union.    If a Participant’s home base country is outside the European Union, then: (A) if the Participant ceases Employment by reason of the Participant’s Early Retirement before the Vesting Date, and the date of Early Retirement is more than one year after the Date of Grant, the Participant’s Option shall continue and vest and become exercisable on the Vesting Date; and (B) if the Participant ceases Employment by reason of the Participant’s Full Retirement before the Vesting Date, the Participant’s Option shall continue and vest and become exercisable on the Vesting Date; in each case, without regard to the vesting condition set forth in Section 1(b), but subject to the attainment of the performance requirement of Section 1(c).

(ii) Participants Within European Union.    If a Participant’s home base country is in the European Union, then if the Participant ceases Employment by reason of the Participant’s EU Retirement before the Vesting Date, and the date of EU Retirement is more than one year after the Date of Grant, the Participant’s Option shall continue and vest and become exercisable on the Vesting Date, without regard to the vesting condition set forth in Section 1(b), but subject to the attainment of the performance requirement of Section 1(c).

(iii) Forfeiture and Cancellation.    If a Participant ceases Employment by reason of the Participant’s Retirement, and the Participant’s Option does not continue pursuant to Section 4(a)(i) or Section 4(a)(ii), the Option shall be forfeited and cancelled by the Company.

(b) Exercise.    If at the time of a Participant’s Retirement, the Participant’s vested Option has not been fully exercised for the entire Number of Shares, the Participant may, at any time on or after the Vesting Date and before the Expiration Date, exercise the Option as to any number of shares, which, when added to the number of shares as to which the Option has theretofore been exercised, if any, will not exceed the Number of Shares. The requirements of Section 2 (other than Section 2(a)(i)) must be satisfied at the time of such exercise.

Section 5. Change in Control.

(a) Vesting.    Notwithstanding anything in this Agreement to the contrary, but subject to Appendix B, which could negate the treatment provided by this Section 5(a) as a result of Section 280G of the Code, in the event of a Defined Termination of a Participant before the Vesting Date, the Participant’s Option shall immediately vest and become exercisable on the date of the Defined Termination for a number of shares based on either (i) the degree of performance under Section 1(c) attained as of the date of the Defined Termination, and/or (ii) the portion of the performance period under Section 1(c) elapsed as of the date of the Defined Termination, as determined by the Committee, and the Participant’s Option shall no longer be subject to the vesting conditions set forth in Section 1(b) or Section 1(c).

(b) Exercise.    In the event of a Defined Termination of a Participant within two years following a Change in Control, the Participant may, at any time within 90 days following such Defined Termination, but before the Expiration Date, exercise the Option as to any number of shares, which, when added to the number of shares as to which the Option has theretofore been exercised, if any, will not exceed the number of shares determined in Section 5(a). The requirements of Section 2 (other than Section 2(a)(i)) must be satisfied at the time of such exercise.

Section 6. Other Termination.    Unless the Committee determines otherwise, then except as otherwise provided by Section 3, Section 4, Section 5 or a Participant’s Award Communication, in the event that a Participant’s Employment terminates, the Participant’s Option, whether vested or unvested, shall be immediately forfeited and cancelled by the Company.

Section 7. Additional Terms.

(a) No Assignment.    As provided by Paragraph 18(d) of the Plan, except as otherwise determined by the Committee or permitted by the Plan, a Participant may not sell, assign, transfer, pledge, hypothecate, encumber in whole or in part, or otherwise dispose of the Participant’s Option (or the shares underlying such Option) or the Participant’s rights and interest under the Option (except by will or the laws of descent and distribution in the event of the Participant’s death), including, but not limited to, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and except as otherwise provided by Section 3(b), the Option is exercisable during the Participant’s lifetime only by the Participant. If a Participant or anyone claiming under or through the Participant attempts to violate this Section 7(a), such attempted violation shall be null and void and without effect.

(b) Transfer to Immediate Family Members.    If a Participant is subject to U.S. taxation, then after any waiting period following the Date of Grant imposed by the Company on the Transfer of the Option, the Participant may transfer all or a portion of the Participant’s Option on an irrevocable basis to an Immediate Family Member of the Participant who is subject to U.S. taxation, conditional on the following terms and conditions:

(i) the transfer must be for a minimum of 1,000 shares;

(ii) no further transfer by the transferee is permitted (except to the transferee’s estate upon the death of the transferee);

(iii) the exercise of the Option by the transferee requires full payment of all Tax-Related Items by the Participant; and

(iv) the exercise of the Option by the transferee is subject to the Participant’s continuous Employment from the Date of Grant through the date of exercise of the Option by the transferee pursuant to the terms of this Agreement, the satisfaction of the performance vesting requirement set forth in Section 1(c), the terms of the Plan, the terms of the Participant’s Award Communication and the terms of Section 7(d), Section 7(e), Section 7(f) and all other terms of this Agreement and the Appendices hereto.

(c) No Assumption or Substitution Required.    In the event that the Company or any of its Affiliates is a participant in a corporate merger, consolidation or other similar transaction, neither the Company nor such Affiliate shall be obligated to cause any other participant in such transaction to assume a Participant’s Option or to substitute a new stock option for the Option under this Agreement.

(d) Detrimental Conduct.    A Participant’s Option is subject to the provisions of Appendix C and the Consent to Detrimental Conduct Provisions executed by the Participant, which if violated, could result in the forfeiture and recoupment of the Option and the proceeds from the exercise of the Option.

(e) Clawback.    As provided by Paragraph 4(f)(ii) of the Plan, notwithstanding anything in the Plan, this Agreement or any Award Communication to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or Exchange listing conditions, in each case as in effect from time to time, to recoup compensation of whatever kind paid under this Agreement by the Company at any time. A Participant’s Option is subject to the Clawback Requirements and the Consent to Dodd-Frank Clawback Provisions executed by the Participant, which could require the Participant to return to the Company, or forfeit if not yet paid, the Participant’s Option and the proceeds from the exercise of the Option, in order to comply with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

(f) FDIA Limitations.    As provided by Paragraph 4(f)(i) of the Plan, notwithstanding any other provision of the Plan, this Agreement or any Award Communication, vesting and exercise of Options pursuant to this Agreement are subject to and conditioned upon their compliance with 12 USC Section 1828(k) and any regulations promulgated thereunder.

Section 8. Miscellaneous.

(a) Incorporation of Plan and Award Communication.    The Option is subject to the Plan, the Award Communication and any interpretations by the Committee under the Plan or the Award Communication, which are hereby incorporated into this Agreement by reference and made a part hereof.

(b) Administration, Interpretation, Etc.    Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan, this Agreement or a Participant’s Award Communication shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the Participant’s Option or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan, this Agreement or the Participant’s Award Communication, by the Company, the Board or the Committee.

(c) Correction.    The Committee may rescind, without further notice to a Participant, any Option or portion thereof issued to the Participant in duplicate or in error.

(d) Amendment.

                        (i) The terms of a Participant’s Option (including terms under this Agreement or the Participant’s Award Communication) may be amended from time to time by the Committee, in its sole discretion, in any manner that the Committee deems necessary or appropriate; provided, however, that (A) no such amendment shall adversely affect in a material manner any right of the Participant under the Option without the written consent of the Participant, (B) except as provided by Paragraph 9 of the Plan, the Committee shall not amend the Participant’s Option if the amendment would disqualify the Option from the exception to Section 162(m) of the Code; and (C) the Committee may not amend or delete Section 5 or Section A1(f) in a manner that is detrimental to the Participant without the Participant’s written consent. Notwithstanding Paragraph 11 of the Plan, neither the Board, the Committee nor any other person shall have the authority to amend the terms of a Participant’s Option (including terms under this Agreement or the Participant’s Award Communication) without the written consent of the Participant if such amendment would adversely affect in a material manner any right of the Participant under the Option, even if the Board, Committee or other person in its discretion determines that there have occurred or are about to occur significant changes in the Participant’s position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Board, Committee or other person in its discretion to have or to be expected to have a significant effect on the performance of the Company, or any subsidiary, Affiliate, division or department thereof, on the Plan or on the Participant’s Option.

(ii) The Senior Vice President, Global Total Rewards and Learning or the Senior Vice President, Global Compensation may amend, revise or make any changes to this Agreement to reflect any amendments, revisions, changes or other actions approved or taken by the Committee pursuant to Section 8(d)(i).

(e) Dilution and Other Adjustments.

(i) As provided by Paragraph 15(a) of the Plan, in the event of any change in the outstanding shares of the Company by reason of any corporate transaction or change in corporate capitalization such as a stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, consolidation, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, partial or complete liquidation of the Company or other extraordinary or unusual event, the Committee shall make such adjustment in the class, the Number of Shares, the Exercise Price of the Option or other terms of the Award Communications of outstanding Options as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes.

(ii) As provided by Paragraph 15(b) of the Plan, in the event of any merger, consolidation or similar transaction as a result of which the holders of shares of the Company receive consideration consisting exclusively of securities of the surviving entity (or the parent of the surviving entity) in such transaction, the Committee shall, to the extent deemed appropriate by the Committee, adjust the Option to the extent outstanding on the date of such merger, consolidation or similar transaction so that it pertains and applies to the securities which a holder of the number of shares subject to such Option would have received in such merger, consolidation or similar transaction.

(iii) As provided by Paragraph 15(c) of the Plan, in the event of (A) a dissolution or liquidation of the Company, (B) a sale of all or substantially all of the Company’s assets (on a consolidated basis), (C) a merger, consolidation or similar transaction involving the Company in which the holders of shares of the Company receive securities and/or other property, including cash, other than shares of the surviving entity in such transaction (or the parent of such surviving entity), the Committee shall, to the extent deemed appropriate by the Committee, have the power to provide for the exchange of the Option (whether or not then exercisable or vested) for an Option with respect to (1) some or all of the property which a holder of the number of shares of the Company subject to such Option would have received in such transaction or (2) securities of the acquirer or surviving entity (or parent of such acquirer or surviving entity) and, incident thereto, make an equitable adjustment as determined by the Committee in the number of shares subject to the Option or provide for a payment (in cash or other property) to the Participant in partial consideration for the exchange of the Option; provided, however, that in the event that the acquirer does not agree to the assumption or substitution of the Option in the foregoing manner, the Committee shall, to the extent deemed appropriate by the Committee, have the power to cancel, effective immediately prior to the occurrence of such event, the Option (whether or not then vested), and, in full consideration of such cancellation, pay to the Participant an amount in cash, for each share subject to such Option, equal to the value, as determined by the Committee of such Option, provided that such value shall be equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holder of a share as a result of such event over (B) the exercise price of such Option and that no change to the original timing of payment will be made to the extent it would result in a tax under Section 409A.

(f) Beneficiary Designation.    As provided by Paragraph 17 of the Plan, a Participant may, in a manner determined by the Committee in its discretion, designate a beneficiary or beneficiaries to receive any payment to which such Participant may be entitled under the Participant’s Option in the event of such Participant’s death. If a

Participant does not designate a beneficiary, or if no designated beneficiary is living on the date on which any amount becomes payable under the Participant’s Option, such payment will be made to the legal representatives of the Participant’s estate, which will be deemed to be the Participant’s designated beneficiary under the Participant’s Option. If there is any question as to the legal right of a Participant’s beneficiary to receive a distribution under the Participant’s Option, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the Participant’s estate, in which event the Company, the Board and the Committee will have no further liability to anyone with respect to such amount.

(g) Governing Law and Venue.    As provided by Paragraph 18(n) of the Plan, the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan and to the Option issued under this Agreement, shall be governed by the substantive laws, but not the choice of law rules, of the State of New York. For purposes of litigating any dispute that arises under this Option or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of New York, and agree that such litigation shall be conducted in the courts of New York County, or the federal courts for the United States for the Southern District of New York, where this grant is made and/or to be performed.

(h) Section 409A.    Options are intended to be exempt from Section 409A, and the Plan, this Agreement and the Award Communication shall be administered and interpreted consistent with such intent and the 409A Policy. Notwithstanding the foregoing, the Company makes no representations that the Options or the vesting and payments provided by this Agreement are exempt from or comply with Section 409A, and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

(i) Other Options.    Notwithstanding any other provision of this Agreement, the Company, in its sole discretion, may approve and grant stock options that are not governed by the provisions contained in this Agreement, which stock options shall be subject to the terms of such other agreement or writing specified by the Company as applicable thereto.

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AMERICAN EXPRESS COMPANY

2016 INCENTIVE COMPENSATION PLAN

[            ] NONQUALIFIED STOCK OPTION AWARD AGREEMENT (BAND 99)

APPENDIX A

DEFINITIONS

Section A1. Definitions.    As used in the Agreement, the Appendices and the Award Communication, the following terms will have the respective meanings set forth below, and other capitalized terms used in the Agreement, the Appendices or the Award Communication will have the respective meanings given such capitalized terms in the Agreement, the Appendices, the Award Communication or the Plan.

(a) “409A Policy” means the Company’s Section 409A Compliance Policy, as amended and restated from time to time, or any successor thereto.

(b) “Affiliate” has the meaning given such term by Paragraph 3(b) of the Plan, which states that unless the Committee provides otherwise, “Affiliate” means any entity in which the Company has a direct or indirect equity interest of 50% or more, as determined by the Committee in its discretion.

(c) “Agreement” means the [            ] Nonqualified Stock Option Award Agreement (Band 99), including the Appendices.

(d) “Award Communication” for a Participant and the Participant’s Option means, collectively, the Participant’s year-end compensation statement for the year preceding the year that includes the Date of Grant (if applicable), and any other written or electronic communication by or on behalf of the Company to the Participant regarding the particular terms of the Participant’s Option, and the LTIA Overview or similar document describing the terms of the Option generally.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the happening of any of the following:

(i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any corporation, partnership, trust or other entity controlled by the Company (a “Subsidiary”); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Company securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of Section A1(h)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting

Securities as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company which, by reducing the number of Outstanding Company Common Shares or Outstanding Company Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Company Common Shares or Outstanding Company Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Outstanding Company Common Shares or Outstanding Company Voting Securities which increases the percentage of the Outstanding Company Common Shares or Outstanding Company Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(iii) The consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Company or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(iv) The consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Company Common Shares and Outstanding Company Voting Shares, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust)) of the Company or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Company; or

(v) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Clawback Requirements” means (i) any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant.

(h) “Code” means the U.S. Internal Revenue Code of 1986, as amended and restated from time to time, and includes the applicable Treasury Regulations promulgated and other official guidance issued thereunder.

(i) “Committee” means the Compensation and Benefits Committee of the Board. To the extent that the Committee has delegated its authority to certain officers and employees of the Company, references to the Committee with respect to a matter for which the Committee has delegated its authority shall include the officers and employees to whom such authority has been delegated.

(j) “Company” means American Express Company.

(k) “Consent to Detrimental Conduct Provisions” with respect to a Participant means the “Consent to the Application of Forfeiture and Detrimental Conduct Provisions to Incentive Compensation Plan Awards” or similar document, and any successor thereto, executed by the Participant.

(l) “Consent to Dodd-Frank Clawback Provisions” with respect to a Participant means the “Consent to the Requirements of Section 954 of the Dodd-Frank Act” or similar document, and any successor thereto, executed by the Participant.

(m) “Constructive Termination” has the meaning given such term by the Senior Executive Severance Plan, which generally states that a “Constructive Termination” of a Participant means any termination of the Participant’s Employment by the Participant as a result of Good Reason within two years after a Change in Control, and that “Good Reason” generally means the occurrence of any of the following events without the Participant’s written consent: (i) a material reduction in the Participant’s base salary (except for similar across the board changes affecting all similarly situated employees) or any material reduction in the aggregate of the Participant’s annual and long-term incentive opportunity, in each case from that in effect immediately prior to the Change in Control, (ii) the requirement that the Participant be based more than 50 miles from the location at which the Participant was based immediately prior to the Change in Control and which location is more than 35 miles from the Participant’s residence, (iii) the assignment to the Participant of any duties that are materially inconsistent with the Participant’s duties prior to the Change in Control, or (iv) a significant reduction in the Participant’s position, duties, or responsibilities from those in effect prior to the Change in Control; provided, however, in order for any of the foregoing events to constitute Good Reason, the Participant must notify the Company within 30 days after the occurrence of the event giving rise to a Good Reason and the Company shall have 30 days to remedy the condition, and if remedied by the Company within such 30-day period, no Good Reason shall exist on account of the remedied event.

(n) [            ]

(o) “Date of Grant” for an Option means the date specified by the applicable Award Communication.

(p) “Defined Termination” has the meaning given such term by the Senior Executive Severance Plan, which states that “Defined Termination” means a Separation from Service within two years after a Change in Control that occurs as a result of either an Involuntary Termination or a Constructive Termination.

(q) “Disability” has the meaning given such term by Paragraph 12 of the Plan, which generally states that a Participant shall be deemed to have terminated his or her Employment by reason of “Disability” if the Committee determines that the physical or mental condition of the Participant was such at that time as would entitle the Participant to payment of monthly disability benefits under the long-term disability benefit plan of the Company covering the Participant, or, if the Participant is not eligible for benefits under any long-term disability benefit plan, the Committee determines that the Participant’s physical or mental condition would entitle him or her to benefits under a long-term disability benefit plan of the Company if the Participant were eligible thereunder.

(r) “Early Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 10 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates and the Participant is age 55 or older, but younger than age 62.

(s) “Employment” means employment with the Company or an Affiliate, or engagement in Related Employment.

(t) “EU Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 15 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates.

(u) “Exchange” has the meaning given such term by Paragraph 2(a) of the Plan, which states that “Exchange” means the New York Stock Exchange or such other principal securities market on which the shares are traded.

(v) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and restated from time to time.

(w) “Exercise Price” for an Option means, unless an Award Communication provides otherwise, as provided by Paragraph 5(a) and Paragraph 5(b) of the Plan, the closing price of a Company share on the Date of Grant as reported by the Exchange on such date.

(x) “Expiration Date” means the 10-year anniversary of the Date of Grant or such other expiration date specified by an Award Communication.

(y) “Fair Market Value” of a Company share on a given date shall be the closing price of a Company share reported by the Exchange on the day immediately prior to the given date, or, if there is no such reported closing price on the day immediately prior to the given date, on the last previous day prior to the given date on which such closing price was reported, or such other value as determined by the Committee in accordance with Paragraph 5(b) of the Plan and applicable law.

(z) “Full Retirement” with respect to a Participant means the termination of the Participant’s Employment at a time that the Participant has attained 10 or more years of service (or deemed service under applicable retirement arrangements) with the Company or applicable Affiliates and the Participant is age 62 or older.

(aa) “Immediate Family Member” of a Participant means the Participant’s children, grandchildren, stepchildren, daughters and sons-in-law, parents, grandparents, step parents, siblings, brothers and sisters-in-law, and adoptive relationships comparable to the foregoing; certain household members (excluding employees or tenants); and trusts or partnerships for the beneficial interest of an Immediate Family Member(s) (who are expected to own a 100% beneficial interest in such trust or partnership). The foregoing definition of Immediate Family Member is intended to follow the definition of “immediate family” member in accordance with accounting interpretations that would avoid a charge to earnings, and the Company is authorized to interpret and administer the definition in accordance with accounting and other interpretations affecting the Company.

(bb) “Involuntary Termination” has the meaning given such term by the Senior Executive Severance Plan, which generally states that an “Involuntary Termination” of a Participant means any involuntary termination of the Participant’s Employment for reasons other than Good Cause within two years after a Change in Control, and that “Good Cause” generally means the occurrence of any of the following: (i) the Participant’s willful and continued failure to adequately perform substantially all of the duties of the Participant’s Employment; (ii) the Participant’s willful engagement in conduct which is demonstrably and materially injurious to the Company and such of its subsidiaries and affiliated companies and other trades or businesses, monetarily or otherwise; or (iii) the Participant’s conviction of a felony.

(cc) “LTIA Overview” for a Participant’s Option means the overview, program, summary, guide or similar document provided by or on behalf of the Company describing certain terms of the Participant’s Option. Generally, new LTIA Overviews are provided each year describing the Options granted to employees in specified Band levels as part of the Company’s annual award process for that year.

(dd) “Number of Shares” for an Option means the number of shares subject to such Option, as specified in the applicable Award Communication.

(ee) “Option” means a Nonqualified Stock Option granted by the Company to a Participant pursuant to the Plan, the Agreement and the Participant’s Award Communication.

(ff) “Participant” means an employee to whom an Option has been granted pursuant to the Plan and the Agreement, and if applicable, the person(s) who acquire the Participant’s rights under the Option pursuant to Section 3(b) of the Agreement.

(gg) “Plan” means the Company’s 2016 Incentive Compensation Plan, as amended and restated from time to time, or any successor thereto.

(hh) “Related Employment” has the meaning given such term by Paragraph 14 of the Plan, which generally states that “Related Employment” of an individual means the employment or performance of services by the individual for an employer that is neither the Company nor an Affiliate, provided that (a) such employment or performance of services is undertaken by the individual at the request of the Company or an Affiliate; (b) immediately prior to undertaking such employment or performance of services, the individual was engaged in Employment; and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment.

(ii) “Retirement” means Early Retirement, Full Retirement or EU Retirement.

(jj) “Section 409A” means Section 409A of the Code.

(kk) “Securities Act” means the U.S. Securities Act of 1933, as amended and restated from time to time.

(ll) “Senior Executive Severance Plan” means the Company’s Senior Executive Severance Plan, as amended and restated from time to time, or any successor thereto.

(mm) “Separation from Service” has the meaning given such term by Section 409A (and as determined in accordance with the 409A Policy), which generally states that an employee has a “Separation from Service” with an employer if the employee dies, retires, or otherwise has a termination of his or her employment with such employer. Whether a Separation from Service has occurred is determined based on whether the facts and circumstances indicate that the employer and employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the employee would perform after such date would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period.

(nn) “shares” refers to the shares of the Company’s common stock, par value of $.20 per share, or the shares of any other stock of any other class or company into which such shares may thereafter be changed.

(oo) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant.

(pp) “Vesting Date” of an Option means the vesting date specified in the Award Communication for such Option.

*        *        *         *        *

AMERICAN EXPRESS COMPANY

2016 INCENTIVE COMPENSATION PLAN

[            ] NONQUALIFIED STOCK OPTION AWARD AGREEMENT (BAND 99)

APPENDIX B

SECTION 280G TERMS & PROCEDURES

Section B1. “Best Net” Limitation.    In the event that any payment or benefit received or to be received by a Participant under the Agreement in connection with a Change in Control or termination of the Participant’s employment (collectively, the “Payments”), will be subject to the excise tax referred to in Section 4999 of the Code (the “Excise Tax”), then the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax but only if (A) the net amount of all payments and benefits received or to be received by a Participant in connection with the applicable Change in Control or the termination of the Participant’s employment, whether pursuant to the terms of the Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in such Change in Control or any Person affiliated with the Company or such Person (the “Total Payments”), as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments), is greater than or equal to (B) the net amount of such Total Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments); provided, however, that the Participant may elect in writing to have other components of his or her Total Payments reduced, to the extent permitted by Section 409A, prior to any reduction in the Payments hereunder.

Section B2. Calculations.    For purposes of determining whether the Payments will be subject to the Excise Tax, the amount of such Excise Tax and whether any Payments are to be reduced hereunder: (i) the Total Payments shall be treated as “parachute payments” (within the meaning of Section 280G(b)(2) of the Code) unless, in the opinion of the accounting firm which was, immediately prior to the Change in Control, the Company’s independent auditor, or if that firm refuses to serve, by another qualified firm, whether or not serving as independent auditors, designated by the Committee (the “Firm”), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(2)(A) or Section 280G(b)(4)(A) of the Code; (ii) no portion of the Total Payments the receipt or enjoyment of which the Participant shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (iii) all “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of the Firm, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of Section 280G(b)(4)(B) of the Code) in excess of the Base Amount (within the meaning of Section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax; and (iv) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Firm in accordance with the principles of Section 280G(d)(3) and Section 280G(d)(4) of the Code. For purposes of determining whether any Payments in respect of a Participant shall be reduced, a Participant shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation (and state and local income taxes at the highest marginal rate of taxation in the state and locality of such Participant’s residence, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes) in the calendar year in which the Payments are made. The Firm will be paid reasonable compensation by the Company for its services.

Section B3. Notice of Adjustment.    As soon as practicable following a Change in Control, but in no event later than 30 days thereafter, the Company shall provide to each Participant with respect to whom it is proposed that Payments be reduced, a written statement setting forth the manner in which the Total Payments in respect of such Participant were calculated and the basis for such calculations, including, without limitation, any opinions or other advice the Company has received from the Firm or other advisors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

*        *        *        *        *

AMERICAN EXPRESS COMPANY

2016 INCENTIVE COMPENSATION PLAN

[            ] NONQUALIFIED STOCK OPTION AWARD AGREEMENT (BAND 99)

APPENDIX C

DETRIMENTAL CONDUCT PROVISIONS

Section C1. Detrimental Conduct.    If a current or former employee of, or other individual that provides or has provided services for, the Company or its Affiliates (the “Employee”) engages in Detrimental Conduct, Awards (as defined in Section C7(b) below) previously issued to such Employee may be canceled, rescinded or otherwise restricted and the Company can recover any payments received by and stock delivered to the Employee in accordance with the terms of Section C2. For purposes of this Appendix C, “Detrimental Conduct” means the prohibited conduct described in Section C1(a) through Section C1(g).

(a) Noncompete.    For a one-year period after the last day of active employment if the Employee is a Band 70 or above employee or for a six-month period after the last day of active employment if the Employee is a Band 50 or 60 employee, and during the Employee’s employment with the Company or its Affiliates, the Employee shall not be employed by, provide advice to or act as a consultant for any Competitor. The Company has defined “Competitor” for certain lines of business, departments or job functions by establishing a specific standard and/or by name as set forth in the Company’s Competitor List(s). An Employee’s personal list of Competitors will be the sum of:

(i) all Competitors derived from the column titled “Standard Competitors” on the Competitor List for the line(s) of business, department(s) and job function(s), as listed on the Competitor List under the “Line of Business, Department or Job Function” column (e.g., Global Merchant Services and Loyalty, Global Commercial Payments, Consumer Services, Global Servicing Network, etc.) that the Employee provided services to, supported or managed during the two-year period preceding the date the Employee’s active employment with the Company or its Affiliates terminates; and

(ii) the Entities (as defined in Section C7(c) below) listed on the Competitor List under the column titled “Business Unit Wide Competitors” for the line(s) of business, department(s) and job function(s) (as listed on the Competitor List under the “Line of Business, Department or Job Function” column), the Employee provided services to, supported or managed during the two-year period preceding the date his or her active employment with the Company or its Affiliates terminates. If any line(s) of business, department(s) or job function(s) the Employee provided services to, supported or managed during the two-year period preceding the date his or her active employment with the Company or its Affiliates terminates is not listed on the Competitor List then, with respect to such line(s) of business, department(s) or job function(s) the Employee shall not be employed by, provide advice to or act as a consultant for (1) an Entity’s line(s) of business or department(s) that competes with those line(s) of business department(s) or job function(s) and (2) the Entities listed on the Competitor List under the column titled “Business Unit Wide Competitors” for the line(s) of business, department(s) or job function(s) the Employee provided services to, supported or managed during the two-year period preceding the date the Employee’s active employment with the Company or its Affiliates terminates. Except for Business Unit Wide Competitors, the prohibition against being employed by, providing advice to or acting as a consultant for a Competitor is limited to the line(s) of business or department(s) of the Competitor that compete(s) with the line(s) of business, department(s) or job function(s) of the Company or its Affiliates that the Employee provided services to, supported or managed. With respect to Business Unit Wide Competitors, the Employee agrees not to be employed by, provide advice to or act as a consultant for such Entities in any line of business, department or job function. The Company can revise the Competitor List, including the format of the Competitor List, at its discretion at any time and from time to time and as revised will become operative with respect to this Appendix C; a copy of the current Competitor List will be available through Human Resources and/or the Company’s intranet. Notwithstanding anything in this Appendix C to the contrary, the Company shall not make any addition to the Competitor List for a period of two years following the date of a Change in Control.

(b) Nondenigration.    For a one-year period after an Employee’s last day of active employment (the “Restricted Period”) and during his or her employment with the Company or its Affiliates, an Employee or anyone acting at his or her direction may not denigrate the Company or its Affiliates or the Company’s or its Affiliates’ employees to the media or financial analysts. During the Restricted Period, an Employee may not (i) provide information considered confidential or proprietary by the Company to the media or financial analysts or (ii) discuss the Company or its Affiliates with the media or financial analysts, without the explicit prior written permission of the Executive Vice President, Corporate Affairs and Communications. This Section C1(b) shall not be applicable to any truthful statement required by any legal proceeding.

(c) Nonsolicitation of Employees.    During the Restricted Period, an Employee may not employ or solicit for employment any employee of the Company or its Affiliates. In addition, during the Restricted Period an Employee may not advise or recommend to any other person that he or she employ or solicit for employment, any person employed by the Company or its Affiliates for the purpose of employing that person at an Entity at which the Employee is or intends to be (i) employed, (ii) a member of the board of directors, or (iii) providing consulting services.

(d) Nonsolicitation of Customers.    During the Restricted Period, an Employee may not directly or indirectly solicit or enter into any arrangement with any Entity which is, at the time of such solicitation, a significant customer or partner of the Company or its Affiliates for the purpose of engaging in any business transactions of the nature performed or contemplated by the Company or its Affiliates. This Section C1(d) shall apply only to Entities whom the Employee personally serviced while employed by the Company or its Affiliates or Entities the Employee acquired material information about while employed by the Company or its Affiliates.

(e) Misconduct.    During his or her employment with the Company or its Affiliates, an Employee may not engage in any conduct that results in termination of his or her employment for Misconduct. For purposes of this Appendix C, “Misconduct” is (i) material violation of the American Express Company Code of Conduct, (ii) criminal activity, (iii) gross insubordination, or (iv) gross negligence in the performance of duties.

(f) Confidential Information.    During his or her employment with the Company or its Affiliates and after his or her employment with the Company or its Affiliates ends, an Employee may not misappropriate or improperly disclose confidential information or trade secrets of the Company, its Affiliates and their businesses, including, but not limited to, information about customers or partners, marketing or business plans, possible acquisitions or divestitures, potential new products or markets and other data not available to the public. Neither this Section C1(f) nor anything else in this Appendix C (i) prohibits an Employee from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions and rules of Section 21F of the Exchange Act, Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of state or federal law or regulation, or (ii) requires notification or prior approval by the Company of any such report; provided that, an Employee is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. Furthermore, an Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law or (2) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal.

(g) Other Detrimental Conduct.    During the Restricted Period, an Employee may not take any actions that the Company reasonably deems detrimental to its interests or those of its Affiliates. To the extent practicable, the Company will request an Employee to cease and desist or rectify the conduct prior to seeking any legal remedies under this Appendix C and will only seek legal remedies if the Employee does not comply with such request. This Section C1(g) shall not be applied to conduct that is otherwise permitted by Section C1(a) through Section C1(f). For example, if an Employee leaves the Company’s employment to work for an Entity that is not a Competitor under Section C1(a), the Company will not claim that employment with that Entity violates Section C1(g). Notwithstanding anything in this Appendix C to the contrary, the prohibition on conduct described in this Section C1(g) shall not be applicable to an Employee from and after his or her last day of active employment, if his or her active employment terminates for any reason (other than for Misconduct) within two years following a Change in Control.

Section C2. Remedies.

(a) Repayment of Financial Gain.

(i) If an Employee fails to comply with the requirements of Section C1(a) through Section C1(g), the Company may cancel any outstanding Awards and recover from the Employee (1) the Amount (as that term is defined in Section C7(a) below) of any gain realized on Stock Options that the Employee exercised, as of the date exercised, (2) the Amount of any payments received by the Employee for Portfolio Grant Awards, Executive AIAs or other Awards granted under the Plan and (3) the Number (as that term is defined in Section C7(e) below) of shares of stock whose restrictions lapsed (or the value of the Number of such shares of stock at the time the restrictions lapsed) pursuant to an award of Restricted Stock or Restricted Stock Units or other Award, during the 24-month period preceding the Employee’s last day of active employment.

(ii) If an Employee fails to comply with the requirements of Section C1(a) through Section C1(g), the Employee must and agrees to repay the Company, upon demand by the Company, in accordance with the terms of this Section C2, and the Company shall be entitled, to the extent and in the manner permitted by the 409A Policy, to set-off the amount of any such repayment obligation against any amount owed, from any source, to the Employee by the Company or its Affiliates.

(b) Other Remedies.    The remedy provided pursuant to Section C2(a) shall be without prejudice to the Company’s right to recover any losses resulting from a violation of this Appendix C and shall be in addition to whatever other remedies the Company may have, at law or equity, for violation of the terms of this Appendix C.

Section C3. Compensation Band Changes.    If the Company changes its current system of classifying employees in compensation bands and management tiers, the references to Bands 50, 60, 70 and 99 in this Appendix C will be construed to mean the compensation level(s) and management tiers in the new or revised system that, in the Company’s discretion, most closely approximates these bands and management tiers under the current system.

Section C4. Involuntary Terminations.    This Appendix C will not apply to employees of the Company or its Affiliates who enter into a severance agreement with the Company or its Affiliates or other involuntary terminations as determined by the Company (excluding terminations covered by Section C1(e)).

Section C5. Court Modification.    If any term of this Appendix C is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Appendix C, such term shall be enforceable to the maximum extent possible under applicable law and such court shall reform such term to make it enforceable. If a court does not recognize the Company’s right to revise the Competitor List from time to time as contemplated in Section C1(a), the list of Competitors with respect to an Award will be those Competitors listed as of the date of grant of such Award.

Section C6. Waivers.    The failure of the Company to enforce at any time any term of this Appendix C shall not be construed to be a waiver of such term or of any other term. Any waiver or modification of the terms of this Appendix C will only be effective if reduced to writing and signed by both the Employee and the Vice Chairman or the Chief Executive Officer of the Company.

Section C7. Definitions.    As used in this Appendix C, the following terms will have the respective meanings set forth below.

(a) “Amount” means the gross amount, before deduction of applicable taxes or other amounts, and includes the gross amount of Portfolio Grant Awards and Executive AIAs, as well as the gross amount of any dividends or dividend equivalents paid to the Employee on awards of Restricted Stock or Restricted Stock Units.

(b) “Award” means a Portfolio Grant Award, Restricted Stock, Restricted Stock Unit, Stock Option, Executive AIA or other award issued under the Plan.

(c) “Entity” or “Entities” mean any corporation, partnership, association, joint venture, trust, government, governmental agency or authority, person or other organization or entity.

(d) “Executive AIA” means an annual cash bonus award to an Employee in Band 99 under the Plan.

(e) “Number” means the total number of shares of stock, before reduction for the payment of applicable taxes or other amounts, and includes the total number of any shares of stock paid to the Employee on awards of Restricted Stock or Restricted Stock Units.

(f) “Portfolio Grant Award” means a portfolio grant award issued under the Plan.

(g) “Restricted Stock,” “Restricted Stock Unit” and “Stock Option” have the respective meanings given such terms in the Plan.

*        *        *         *        *

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